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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference of our report dated February 7, 2003 (except for note 18(c), as to which the date is March 26, 2003) with respect to the consolidated financial statements of Echo Bay Mines Ltd. as at December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002 in Kinross Gold Corporation's Annual Report on Form 40-F for the year ended December 31,2002, which is incorporated by reference in the Registration Statement on Form S-8 of Kinross Gold Corporation.


Edmonton, Canada                                   /S/ ERNST & YOUNG LLP
October 31, 2003                                   CHARTERED ACCOUNTANTS